UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2024

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

50 Hudson Yards
New York, New York 10001
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BKCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2024, BlackRock Capital Investment Corporation (the “Company”) entered into a first amendment (the “First Amendment”) to the Master Note Purchase Agreement, dated April 21, 2022 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Company has previously issued (a) $35,000,000 aggregate principal amount of its 5.82% Series 2022A Senior Notes, Tranche A, due December 9, 2025 (the “Tranche A Notes”), and (b) $57,000,000 aggregate principal amount of its Floating Rate Series 2022A Senior Notes, Tranche B due December 9, 2025 (collectively with the Tranche A Notes, the “Notes”), with the holders of all of the outstanding Notes (the “Noteholders”). The Company sought and obtained Noteholder approval for the First Amendment in connection with the previously announced merger of the Company with and into BCIC Merger Sub, LLC, a Delaware limited liability company (the “Successor Company”) and an indirect wholly-owned subsidiary of BlackRock TCP Capital Corp., a Delaware corporation (“TCPC”), which will result in the cessation of the separate existence of the Company and the continuation of the Successor Company as the surviving entity (the “Merger”), pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2024, by and among the Company, TCPC, the Successor Company and, solely with respect to certain sections, BlackRock Capital Investment Advisors, LLC, investment advisor to the Company, and Tennenbaum Capital Partners, LLC, investment advisor to TCPC. Upon consummation of the Merger, the Successor Company will assume all of the rights, duties, liabilities and obligations of the Company under the Note Purchase Agreement and the Notes.

The First Amendment, among other things, (i) amends certain terms of the Note Purchase Agreement to reflect the structure of the Successor Company (as successor to the Company and an indirect wholly-owned subsidiary of TCPC) following the Merger and (ii) increases the interest rate on the outstanding Tranche A Notes from 5.82% to 6.85% effective as of, and following, the effective date of the Merger.

The foregoing summary description of the First Amendment is subject to and qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Additional Information and Where to Find It

This report relates to the Merger, along with related proposals for which stockholder approval was obtained on March 7, 2024.  In connection with the Merger, each of the Company and TCPC have filed certain materials with the United States Securities and Exchange Commission (the “SEC”), including, among other materials, the Registration Statement and the Proxy Statement/Prospectus. The Registration Statement was declared effective by the SEC on November 16, 2023, and the Proxy Statement/Prospectus was first mailed to TCPC and the Company’s stockholders on or around January 15, 2024 to seek approval of the Merger. The Registration Statement and the Proxy Statement/Prospectus each contain important information about the Company, TCPC, the Merger and related matters. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF THE COMPANY AND TCPC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, TCPC, THE MERGER AND RELATED MATTERS.

Investors and security holders are able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and, for documents filed by the Company, from the Company’s website at http://www.blackrockbkcc.com, and, for documents filed by TCPC, from TCPC’s website at http://www.tcpcapital.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Master Note Purchase Agreement, dated as of March 13, 2024, among BlackRock Capital Investment Corporation and the Noteholders party thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: March 14, 2024	By:	/s/ Chip Holladay
Name:	Chip Holladay
Title:	Interim Chief Financial Officer and Treasurer